SLADE'S FERRY BANCORP

                           Signature Authorization

                            SEC Forms 3, 4, and 5

The undersigned reporting person of Slade's Ferry Bancorp hereby authorizes and designates Isola A. Anctil to sign and file Forms 3, 4, and 5 with the Securities and Exchange Commission on his/her behalf. This authorization shall remain in effect until cancelled in writing.

Signed this 18th day of January, 2000.


                                       /s/ Edward Bernardo, Jr.
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                                       Edward Bernardo, Jr.